Exhibit 10.4

[CONFIDENTIAL TREATMENT REQUESTED] /*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Execution Copy

Confirmation and Agreement

February 2, 2005

Mr. Aaron Grossman, General Counsel

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

Dear Mr. Grossman:

Bard Peripheral Vascular, Inc., an Arizona corporation (formerly known as IMPRA, Inc., “IMPRA”), has been advised that Endomed, Inc., an Arizona corporation (“Endomed”) will assign to LeMaitre Vascular, Inc., a Delaware corporation (“LeMaitre”) all of Endomed’s rights, title and interest in and to that certain Patent Sublicense Agreement, dated as of March 7, 2003, by and between Endomed and IMPRA (the “Sublicense Agreement”), and that LeMaitre will assume all of Endomed’s rights, title and interest in and to the Sublicense Agreement in connection with the sale of substantially all of the assets of Endomed to a subsidiary of LeMaitre on February 2, 2005 (the “Transaction”).

In connection with the Transaction, IMPRA and LeMaitre agree as follows:

1. Attached hereto as Exhibit A is a complete and accurate copy of the Sublicense Agreement. IMPRA is not aware of and has not agreed to any modifications, changes, alterations, supplements, amendments and assignments.

2. On January 11, 2005, IMPRA gave Endomed a notice of default for non-payment under the Sublicense Agreement. Other than as described in the immediately preceding sentence, MORA has no knowledge of any default or any event or series of events that with the passage of time or notice would constitute a default by Endomed or LeMaitre under the Sublicense Agreement.

3. Other than as set forth herein, IMPRA has no knowledge that Endomed has failed to comply with any of the terms, conditions and covenants of the Sublicense Agreement.

4. IMPRA has no knowledge of any claim, litigation or other proceeding that IMPRA has pending against Endomed, other than potential claims and proceedings that might arise out of or relate to the facts set forth in the notice of default referred to in Section 2, above.

5. IMPRA confirms that the Sublicense Agreement may be assigned in connection with the sale of all or substantially all of the assets of Endomed. In connection with the assignment of the Sublicense to LeMaitre, IMPRA hereby waives the requirement that it receive thirty days prior written notice of such assignment pursuant to the Sublicense Agreement. The assignment provisions of the Sublicense Agreement shall continue in full force and effect with respect to future transfers which may require IMPRA’s approval.

6. From and after IMPRA’s receipt of notice from LeMaitre that it h as purchased substantially all of the assets of Endomed in the Transaction, the address for notices to be sent to IMPRA and LeMaitre shall be as set forth in Exhibit B.

7. From and after the assignment of the Sublicense Agreement to LeMaitre,

7.1. The royalty schedule set forth in Section 3.1 of the Sublicense Agreement shall be of no further force or effect and the royalty thereafter payable under the Sublicense Agreement shall be a flat [CONFIDENTIAL TREATMENT REQUESTED] /*/% on Net Annual Sales, subject only to the [CONFIDENTIAL TREATMENT REQUESTED] /*/ set forth in Section [CONFIDENTIAL TREATMENT REQUESTED] /*/ thereof; and

7.2. Two scrivener’s errors in the Sublicense Agreement shall be corrected by replacing the reference to “Section 1.7.3” as it appears in Section 1.7.1 with a reference to “Section 1.7.1.5” and by replacing the reference to “Section 1.7.2.3” as it appears in Section 1.7.2.1 with a reference to “Section 1.7.2.4”.

8. This letter agreement is entered into with the knowledge and intention that each party shall rely upon the truth of the representations contained in this letter agreement in connection with the consummation of the Transaction and the assignment of the Sublicense Agreement.

9. LeMaitre assumes, agrees to be bound by, and undertakes to perform, all the agreements and covenants of, and all terms and conditions applicable to, the LICENSEE contained in the Sublicense Agreement. LeMaitre confirms that the assignment from Endomed to LeMaitre of the Sublicense Agreement will be the “one-time transfer or assignment” referred to in Section 6.2.1 of the Sublicense Agreement and that LeMaitre shall be bound by the provisions of such Section 6.2.1 as the “transferee” of the Sublicense Agreement.

If the foregoing correctly sets forth our mutual understanding, please execute and return two copies of this letter agreement to the undersigned to signify your acceptance. Upon such signature, this letter agreement shall constitute a binding agreement between us, under seal.

Very truly yours,

BARD Peripheral Vascular, Inc.

By:	/s/ Judith Reinsdorf
	Name:	Judith Reinsdorf
	Title:	Secretary

Accepted and agreed to:

LEMAITRE VASCULAR, INC.

By:	/s/ David Roberts
	Name:	David Roberts
	Title:	CFO

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